UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                      UNDER SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No. 9 )*


                           VIDEO JUKEBOX NETWORK, INC.
                           ---------------------------
                                (Name of Issuer)

                     COMMON STOCK, PAR VALUE $.001 PER SHARE
                     ---------------------------------------
                          (Title of Class of Securities)

                                   92656G 10 8
                                 --------------
                                 (CUSIP Number)


                               John G. Igoe, Esq.
                                Edwards & Angell
                               250 Royal Palm Way
                            Palm Beach, Florida 33480
                                 (407) 833-7700
          -----------------------------------------------------------
          (Name, Address and Telephone Number of Person Authorized to
                       Receive Notices and Communications)

                                   MAY 1, 1994
             -------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

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1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors Partnership II, Ltd.
         Employer I.D. No.: 59-2881170

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2.       Check the appropriate box if a member of a group*
                                                            (a) [X]
                                                            (b) [ ]

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3.       SEC Use Only


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4.       Source of Funds*

         00


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)              [ ]


-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

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         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,365,622
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,056,812
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         11,878,546

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                           [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         56.1%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN (Limited)

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

-------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors, Inc.
         Employer I.D. No.: 59-2827410

-------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                              (a) [X]
                                                              (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only


-------------------------------------------------------------------------------
4.       Source of Funds*

         00


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                    [ ]


-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

-------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,365,622
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,056,812
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         11,878,546

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                          [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         56.1%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         CO

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

-------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         J. Patrick Michaels, Jr.
         Social Security No.: ###-##-####

-------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                           (a) [X]
                                                           (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only


-------------------------------------------------------------------------------
4.       Source of Funds*

         00


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                 [ ]


-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         United States

-------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      65,000
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,372,546
         Each                               9.       Sole Dispositive Power
         Reporting                                   65,000
         Person With                        10.      Shared Dispositive Power
                                                     7,063,736
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         11,878,546

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                       [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         56.1%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         IN

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

-------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         StarNet/CEA II Partners
         Employer I.D. No.: 59-3197398

-------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                             (a) [X]
                                                             (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only


-------------------------------------------------------------------------------
4.       Source of Funds*

         WC


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)               [ ]


-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Delaware

-------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,365,622
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,056,812
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         11,878,546

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                          [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         56.1%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN

                      *SEE INSTRUCTIONS BEFORE FILLING OUT!
-------------------------------------------------------------------------------

         This Amendment No. 9 ("Amendment") to the Statement on Schedule 13D dated July 27, 1993 (the "July Statement"), as amended by Amendment No. 1 thereto dated August 9, 1993 (the "August Amendment") and as amended by Amendment No. 2 thereto dated September 10, 1993 (the "September Amendment") and as amended by Amendment No. 3 thereto dated September 13, 1993 ("Amendment No. 3") and as amended by Amendment No. 4 thereto dated December 20, 1993 ("Amendment No. 4") and as amended by Amendment No. 5 thereto dated January 11, 1994 ("Amendment No. 5") and as amended by Amendment No. 6 thereto dated February 10, 1994 ("Amendment No. 6") and as amended by Amendment No. 7 thereto dated February 23, 1994 ("Amendment No. 7") and as amended by Amendment No. 8 thereto dated March 9, 1994 ("Amendment No. 8") (the July Statement as amended by the August Amendment, September Amendment, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, and Amendment No. 8 is referred to as the "Original Statement"), is jointly filed by the persons listed on the execution pages hereof (the "Reporting Persons") pursuant to the Joint Filing Agreement filed as Exhibit 1.

         This Amendment is filed by the Reporting Persons subsequent to filing by CEA Investors Partnership II, Ltd., CEA Investors, Inc., and J. Patrick Michaels, Jr. (the "CEA Group") of Amendment No. 1 dated July 7, 1993, to the
Schedule 13D dated June 18, 1993 filed by the CEA Group. The CEA Group's
Schedule 13D dated June 18, 1993 and its exhibits, as amended by Amendment No. 1 dated July 7, 1993 and its exhibits as well as the Original Statement and its exhibits are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings defined in the Original Statement.

         This Amendment relates to the common stock, par value $.001 per share (the "Common Stock"), of Video Jukebox Network, Inc., a Florida corporation (the "Company") and is filed pursuant to Rule 13d-2 under the Securities Exchange Act of 1934, as amended (the "Act").

         This Amendment is filed to disclose the acquisition by StarNet, Inc. ("StarNet") of two "Deferred Payment Convertible Notes" (as defined herein) convertible into shares of the Company's Common Stock, the sale of 35,000 shares of Common Stock by J. Patrick Michaels, Jr. ("Michaels"), 25,000 of which were sold to Thomas W. Cardy Family Trust, the agreement between the Company and StarNet/CEA II Partners (the "Joint Venture"') relating to the purchase of unpurchased shares to be offered by the Company in a proposed rights offering, certain agreements between Island Trading Company, Inc. ("Island"), the Company, the Joint Venture, CEA Investors Partnership II, Ltd. ("CEA II Ltd." or the "Partnership"), and StarNet Interactive Entertainment, Inc. ("StarNet INT"), and certain changes in the Board of Directors.

         Except as specifically modified, amended or supplemented by this Amendment all of the information in the Original Statement is hereby confirmed.

         Items 7, 8, 9, 10, 11 and 13 of the cover pages filed herewith have been amended to reflect numbers of shares of Common Stock as appropriate in light of the amendments described below, except that such items do not reflect shares of Common Stock which may be purchased by the Joint Venture in the event the Company commences the Rights Offering.

         Item 2 of the Original Statement is hereby supplemented as follows:

Item 2. Identity And Background

         Each of the Reporting Persons, other than the Joint Venture, expressly declares that the filing of this Amendment shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Amendment. The Joint Venture expressly declares that the filing of this Amendment shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Amendment except to the extent the Joint Venture may be deemed to be a beneficial owner of such securities pursuant to Rule 13d-5(b)(1) under the Act. The filing of the Original Statement and this Amendment shall not be construed as an admission that Thomas W. Cardy or H. Gene Gawthrop are, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owners of any securities covered by the Original Statement and this Amendment.

Item 3 of the Original Statement is hereby amended and supplemented as follows:

Item 3. Source And Amount Of Funds And Other Consideration

         In consideration for deferral of the monthly payments of $200,000 due in April, 1994 and $200,000 due in May, 1994 to Digital Satellite Network ("DSN"), a division of StarNet, Inc. ("StarNet") under the satellite transponder Service Agreement (the "Service Agreement") dated August 24, 1993 between the Company and StarNet, the Company as of April 1, 1994 issued to DSN a $200,000 Convertible Note (the "April 1, 1994 Deferred Payment Convertible Note") and as of May 1, 1994 intends to issue to DSN a $200,000 Convertible Note (the "May 1, 1994 Deferred Payment Convertible Note"). The Deferred Payment Convertible Notes ("Deferred Payment Convertible Notes") issued and issuable under the Service Agreement accrue interest at the prime rate as listed on the first business day of the month in which such notes are issued in the Wall Street Journal plus one percent (1%) and are convertible in accordance with their terms into shares of the Company's Common Stock at the conversion rate of $1.25 per share as to principal and accrued interest. A copy of the Service Agreement was filed as
Exhibit 2 to Amendment No. 4. A copy of the form of September 1, 1993 Deferred Payment Convertible Note filed as Exhibit 3 to Amendment No. 4, except for the date thereof and variations in the interest rate, if any, is identical in all material respects to the April 1 and May 1, 1994 Deferred Payment Convertible Notes and each of the Deferred Payment Convertible Notes issued and issuable by the Company pursuant to the Service Agreement.

         The Company has reported in its Form 8-K filed on or about April 26, 1994 that it intends to proceed with the Rights Offering (as that term is defined herein) of 2,000,000 shares of Common Stock for $2.00 per share. The source and amount of funds and other consideration for the Joint Venture, CEA II, Ltd., CEA Investors, Inc., Michaels and StarNet INT remains as disclosed in
Item 3 of Amendment No. 7.

Item 4 of the Original Statement is hereby amended and supplemented as follows:

Item 4. Purpose Of Transaction

         The principal purposes of the Joint Venture and the other Reporting Persons remain as set forth in Item 4 of the Original Statement. As described in
Item 6 herein, the Joint Venture has agreed to subscribe for and purchase any and all of 2,000,000 shares of Common Stock which are the subject of the Rights Offering not purchased by the other shareholders of the Company in the Rights Offering. As described in Item 6, the Joint Venture, StarNet INT, and CEA II, Ltd. have agreed to grant certain Tag Along Rights (as defined herein) to Island in exchange for reciprocal tag along rights from Island relating to the proposed sale of shares of Common Stock held by such parties or the proposed sale of interests in the Joint Venture, StarNet INT or CEA II, Ltd.

         As reported by the Company in the Form 8-K: Christopher Blackwell ("Blackwell"), a consultant to Island, was appointed to the Board of Directors on April 21, 1994, pursuant to the Stock Purchase Agreement between the Company and Island; Mr. Blackwell filled the vacancy created by Joseph V. Furfaro's resignation; Blackwell and H.F. Lenfest, the Chairman of the Board, will be appointed to the Executive Committee of the Board. The Executive Committee is to include Michaels, the Vice Chairman of the Board and the Company's Acting President and Acting Chief Operating Officer. Leonard Sokolow and Jules Haimovitz resigned as members of the Executive Committee but continue to serve as directors. Under the "Tag Along Agreement" (as defined herein) the Joint Venture has agreed to use its best efforts to cause the nomination and election to the Board of Directors of the Company of one designee of Island reasonably acceptable to the Joint Venture (it was acknowledged that Blackwell is acceptable) and to vote the shares of Common Stock held of record by the Joint Venture for the election of such Island designee to the Board of Directors.

         Item 5 of the Original Statement is hereby amended and supplemented as follows:

Item 5. Interest In Securities Of The Issuer

         Under the April 1, 1994 Deferred Payment Convertible Note, StarNet has acquired the right to acquire 160,000 shares of Common Stock by conversion of the principal amount of such Deferred Payment Convertible Note at the rate of $1.25 per share and the right to acquire additional shares of Common Stock upon conversion of accrued interest under such Deferred Payment Convertible Note at the rate of $1.25 per share.

         Under the May 1, 1994 Deferred Payment Convertible Note, StarNet has acquired the right to acquire 160,000 shares of Common Stock by conversion of the principal amount of such Deferred Payment Convertible Note at the rate of $1.25 per share and the right to acquire additional shares of Common Stock upon conversion of accrued interest under such Deferred Payment Convertible Note at the rate of $1.25 per share.

         Under the nine Deferred Payment Convertible Notes outstanding, including the April 1, 1994 and May 1, 1994 Deferred Payment Convertible Notes, StarNet has the right to acquire 1,440,000 shares of Common Stock by conversion of the principal amount of such notes at the rate of $1.25 per share.

         On March 16, 1994 in private transactions Michaels transferred 65,000 shares of Common Stock to the John P. Michaels, Jr. Family Trust; sold 25,000 shares to Thomas W. Cardy Family Trust at a purchase price of $1.50 per share; and sold 10,000 shares to an individual at a purchase price of $1.50 per share. Thomas W. Cardy ("Cardy") is the Trustee of the Thomas W. Cardy Family Trust and Vice President of CEA Investors, Inc. ("CEA Investors").

         The Reporting Persons believe that the aggregate number of shares of Common Stock of the Company issued and outstanding as of May 2, 1994 is approximately 19,745,894.

         (A) Each of the Partnership, CEA Investors, and the Joint Venture may be deemed to beneficially own 11,878,546 shares of Common Stock, to have shared power to vote or to direct the vote with respect to 10,365,622 shares of Common Stock, to have shared power to dispose or to direct the disposition with respect to 7,056,812 shares of Common Stock and to have no shares of Common Stock for which any such Reporting Persons has sole voting power or sole dispositive power.

         (B) Michaels may be deemed to beneficially own 11,878,546 shares of Common Stock, to have sole power to vote or to direct the vote with respect to 65,000 shares, to have shared power to vote or to direct the vote with respect to 10,372,546 shares, to have sole power to dispose or to direct the disposition of 65,000 shares and to have shared power to dispose or to direct the disposition of 7,063,736 shares of Common Stock.

Each of the Reporting Persons may be deemed to beneficially own shares which were excluded from their respective responses listed in Item 11 on the cover page filed herewith relating to each Reporting Person including, without limitation, (a) any shares which may be acquired by StarNet (and by Liberty pursuant to related pre-emptive rights) in the event StarNet elects to convert interest which accrues and remains unpaid under the Deferred Payment Convertible Notes, (b) any shares which may be purchasable by StarNet (and by Liberty pursuant to related pre-emptive rights) in the event the Company elects to issue additional Deferred Payment Convertible Notes to DSN in consideration for deferral of any additional payments due under the Service Agreement, and (c) any shares which may be purchased by the Joint Venture in connection with the Rights Offering (as defined and described in Item 6 below).

         Gawthrop may be deemed to be the beneficial owner of 11,879,700 shares of Common Stock with 1,154 shares of Common Stock as to which there is sole power to vote or to direct the vote; 10,365,622 shares as to which there is shared power to vote or to direct the vote; 1,154 shares as to which there is sole power to dispose or to direct the disposition; and 7,056,812 shares as to which there is shared power to dispose or to direct the disposition.

         Cardy may be deemed to be the beneficial owner of 11,904,700 shares of Common Stock with 26,154 shares of Common Stock as to which there is sole power to vote or to direct the vote; 10,365,622 shares as to which there is shared power to vote or to direct the vote; 26,154 shares as to which there is sole power to dispose or to direct the disposition; and 7,056,812 shares as to which there is shared power to dispose or to direct the disposition. Gawthrop and Cardy each own interests as limited partners in the Partnership.

         Item 6 of the Original Statement is hereby amended and supplemented as follows:

Item 6. Contracts, Arrangements, Understandings Or Relationships With Respect To Securities Of The Issuer

         The Company submitted notice to DSN of the Company's intention to defer payment of $200,000 due to DSN under the Service Agreement for the month of April 1994. The Company notified Liberty of its opportunity to purchase up to 6.9909% of the April 1, 1994 Deferred Payment Convertible Note. Liberty waived its pre-emptive rights as to the note and the Company issued the April 1, 1994 Deferred Payment Convertible Note to DSN.

         The Company submitted notice to DSN of the Company's intention to defer payment of $200,000 due to DSN under the Service Agreement for the month of May 1994. The May 1, 1994 Deferred Payment Convertible Note will be issued to DSN, subject to the purchase by Liberty of its proportionate share in the event it chooses to exercise its pre-emptive rights, after the expiration of the notice period provided by the Company to Liberty with respect to such pre-emptive rights. The Company has notified Liberty of its opportunity to purchase up to 6.9909% of the May 1, 1994 Deferred Payment Convertible Note. If Liberty exercises its pre-emptive rights, a portion of the note will be issued to Liberty for a purchase price equal to the proportionate principal of the note acquired by Liberty and the Reporting Persons believe such cash proceeds will be used by the Company as a partial payment to StarNet of amounts due under the Service Agreement.

         Under the terms of each Deferred Payment Convertible Note, the Company must commence payment on the third anniversary of the respective Deferred Payment Convertible Note in thirty (30) equal monthly installments plus interest on each installment. The Company must give notice of its intention to make prepayments of all or a portion of principal and accrued interest on any Deferred Payment Convertible Note and the holder may elect to receive such prepayment in Common Stock at the conversion rate of $1.25 per share. The holder of any Deferred Payment Convertible Note may convert all (but not less than all) of the principal and accrued interest at the conversion rate of $1.25 per share at any time prior to the third anniversary of such note, so long as (i) the prior approval of the FCC has been obtained or is not required and/or (ii) no filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is required, or if required, the waiting period has expired without objection by the Federal Trade Commission or the Department of Justice or early termination has been granted with respect to such a filing.

         As reported in the Form 8-K filed by the Company on or about April 26, 1994, the Company has consummated an agreement with Island for the sale to Island of 2,500,000 shares of Common Stock and options to purchase an additional 2,500,000 shares of Common Stock, for an aggregate purchase price of $5,000,000 (the "Island Transaction").

         In the Registration Rights Agreement dated August 24, 1993 between the Company and the Joint Venture, the Company agreed not to grant certain demand or piggyback registration rights. In a letter agreement dated April 11, 1994 (copy attached hereto as Exhibit 2), the Joint Venture waived the restriction and consented to the Company's grant of registration rights to Island. In a Registration Rights Agreement dated April 21, 1994, the Company granted Island certain demand and piggyback registration rights with respect to the 2,500,000 shares purchased by Island and the 2,500,000 shares underlying the options acquired in the Island Transaction.

         CEA II, Ltd., StarNet INT and the Joint Venture entered into a Tag-Along Agreement (the "Tag-Along Agreement") dated as of April 21, 1994 with Island (copy attached hereto as Exhibit 3). Under the Tag-Along Agreement, Island was granted the right, under certain circumstances in which (i) shares of Common Stock held by the Joint Venture or (ii) interests in the Joint Venture, StarNet INT, or CEA II, Ltd., are to be sold, to include a proportionate number of shares of Common Stock held by Island in such sale on the same terms and conditions on which the Joint Venture proposes to sell shares of Common Stock held by it or the appropriate party proposes to sell its interests in the Joint Venture, StarNet INT or CEA II, Ltd. (the "Tag-Along Rights"). Reciprocal Tag-Along Rights were granted by Island to the Joint Venture, StarNet INT and

CEA II, Ltd. with respect to (i) the sale by Island of shares of Common Stock purchased from the Company or held upon exercise of Island's options acquired from the Company or (ii) the sale of interests in a limited purpose Island affiliate holding shares of Common Stock. The reciprocal Tag-Along Rights granted by Island are effective upon the earlier of (i) April 21, 1995 or (ii) the date Island has exercised options for the purchase of no less than 500,000 shares of Common Stock.

         In the Tag-Along Agreement, the Joint Venture agreed that so long as Island and "Island Transferees" (as defined in the Tag-Along Agreement) hold issued and outstanding shares of Common Stock constituting no less than 2,000,000 shares or 10% of the outstanding Common Stock of the Company, the Joint Venture will use its best efforts to cause the nomination and election to the Board of Directors of the Company of one (1) designee of Island reasonably acceptable to the Joint Venture and will vote shares, which it has the right to vote, for the election of such Island designee to the Board of Directors. The Joint Venture acknowledged that Blackwell is an acceptable designee.

         In connection with the Island Transaction, the Company has also reported in the Form 8-K that: (i) it intends to offer rights ("Rights Offering") to purchase 2,000,000 shares of Common Stock for $2.00 per share on the basis of one right for approximately each 9.8 shares of Common Stock owned of record at the close of business on May 5, 1994; (ii) the rights will be non-transferable and exercisable for a period of 30 days ("Exercise Period"); and (iii) the Rights Offering will be registered with the Securities and Exchange Commission.

         Pursuant to a Letter Agreement dated April 21, 1994 between the Company and the Joint Venture (the "Backstop Agreement") (copy attached hereto as
Exhibit 4), the Joint Venture has agreed to subscribe for and purchase any and all of the 2,000,000 shares of Common Stock which are offered in the Rights Offering but not purchased by the holders of record at the expiration of the Exercise Period (the "Unpurchased Shares"), at a purchase price of $2.00 per share, subject to continued effectiveness of the registration statement filed with respect to the Rights Offering and to certain material market conditions set forth in the Backstop Agreement. The Unpurchased Shares will include shares to be offered to Island in the Rights Offering because, as reported by the Company in the Form 8-K, Island has agreed not to participate in the Rights Offering.

         In consideration for its commitment to purchase the Unpurchased Shares, the Joint Venture will be granted a period of three (3) business days after expiration of the Exercise Period in which to subscribe for and purchase the Unpurchased Shares, provided that the three day period will be extended, if necessary, until such time as any required filing by any of the Joint Venture's ultimate parent entities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has been made and the waiting period with respect thereto has expired without objection by the Federal Trade Commission or the Department of Justice or early termination has been granted with respect to such filing. The Joint Venture is not obligated to purchase the Unpurchased Shares if it is unable to obtain such regulatory approval.

         It is not known at this date what proportion of the Common Stock to be offered in the Rights Offering will ultimately be purchased by the Joint Venture, and, accordingly it is not known at this date the extent to which such purchase may affect the beneficial ownership of Common Stock with respect to each Reporting Person. If the Joint Venture purchases solely its pro rata interest in the Offering, based on the number of shares of the Company's outstanding Common Stock held of record by the Joint Venture at the date hereof, the Joint Venture would purchase approximately 720,000 shares of such Common Stock at an aggregate price of $1,440,000 (or $2.00 per share). If none of the other stockholders of the Company purchase any shares of such Common Stock in the Rights Offering, the Joint Venture has agreed to purchase all 2,000,000 shares covered by such Rights Offering at an aggregate price of $4,000,000 (or $2.00 per share).

         Except as specifically modified, amended or supplemented by this Amendment No. 9, all of the information in the Original Statement is hereby confirmed.

Item 7. Material To Be Filed As Exhibits

Exhibit 1 Joint Filing Agreement with respect to the joint filing of Amendment No. 9 to Schedule 13D and all amendments thereto.

Exhibit 2         Letter Agreement dated April 11, 1994 between
                  StarNet/CEA II Partners and the Company relating to waiver under Registration Rights Agreement.

Exhibit 3 Tag-Along Agreement dated as of April 21, 1994 between Island Trading Company, Inc., CEA Investors Partnership II, Ltd., StarNet Interactive Entertainment, Inc. and StarNet/CEA II Partners.

Exhibit 4 Letter Agreement dated April 21, 1994 between the Company and StarNet/CEA II Partners relating to Rights Offering.



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



                                   SIGNATURES


         The undersigned, after reasonable inquiry and to the best of their knowledge and belief, certify that the information set forth in this statement is true, complete, and correct.

CEA INVESTORS PARTNERSHIP II,           CEA INVESTORS, INC., a
LTD. a Florida limited partnership      Florida corporation

By: CEA Investors, Inc., General
Partner
                                        By: /s/ THOMAS W. CARDY
                                           --------------------------------
                                        As:               Vice President
                                           --------------------------------

By: /s/ THOMAS W. CARDY                 Dated:       MAY 10, 1994
    ----------------------------                  -----------------------------
As:      Vice President
    ----------------------------

Dated:       MAY 10, 1994
      --------------------------
/s/ J. PATRICK MICHAELS, JR.
--------------------------------
J. Patrick Michaels, Jr.
                                        STARNET/CEA II PARTNERS
Dated:       MAY 10, 1994               By: CEA Investors Partnership
      --------------------------        II, Ltd., a Florida Limited Partnership,
                                        its General Partner

                                        By: CEA Investors, Inc.,
                                            General Partner


                                        By: /s/ THOMAS W. CARDY
                                           ------------------------------------
                                        As:                   Vice President
                                           ------------------------------------
                                        Dated:            MAY 10, 1994
                                              ---------------------------------



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